Exhibit 23.6

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this registration statement on Form S-8 of BRP Group, Inc. of our report dated December 7, 2020, relating to the financial statements of Armfield, Harrison & Thomas, Inc., which appear in the amendment to Form 8-K of BRP Group, Inc. dated December 7, 2020.

/s/ Dixon Hughes Goodman LLP

Tampa, Florida

December 8, 2020